EXHIBIT 23.2

                        CONSENT OF PRICEWATERHOUSECOOPERS


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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of ECI Telecom Ltd. of our report dated March 23, 2004 relating to the consolidated financial statements of Veraz Networks, Inc. as of December 31, 2003 and for the year then ended, which appears in the report on Form 6-K of ECI Telecom Ltd., furnished to the Securities and Exchange Commission on December 15, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

San Jose, California
December 15, 2004